CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated November 2, 2006 relating to the financial statements of Legacy Mining Ltd. appearing in the Prospectus which is part of this Registration Statement and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ “DMCL”
DALE MATHESON CARR-HILTON LABONTE LLP
Chartered Accountants

Vancouver, Canada
June 21, 2007